UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 14, 2014
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (970) 506-8000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On November 14, 2014, a notice of redemption with respect to the outstanding $500,000,000 principal amount of Pilgrim’s Pride Corporation’s 7.875% senior notes due 2018 (the “2018 Notes”) will be sent by the Bank of New York Mellon, as trustee, to the holders of the 2018 Notes in accordance with the requirements of the governing indenture. The redemption price will be 103.9375% of the principal amount, plus accrued and unpaid interest to the redemption date of December 15, 2014. On the redemption date, the redemption price will become due and payable upon each 2018 Note to be redeemed. Interest on the 2018 Notes called for redemption will cease to accrue from and after the redemption date. Upon completion of the redemption, no 2018 Notes will remain outstanding.
The information furnished in Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any of Pilgrim's Pride Corporation's filings under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: November 14, 2014	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer